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                                                                    Exhibit 10.3
                           SELECT MEDICAL CORPORATION

                              AMENDED AND RESTATED

                        2002 NON-EMPLOYEE DIRECTORS' PLAN

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                                Table of Contents
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                                                                            Page
1.       Purpose.....................................................         1

2.       Administration..............................................         1

3.       Eligibility.................................................         2

4.       Stock.......................................................         2

5.       Granting of Options.........................................         2

6.       Terms and Conditions of Options.............................         3

7.       Option Agreements -- Other Provisions.......................         6

8.       Capital Adjustments.........................................         6

9.       Certain Corporate Transactions..............................         6

10.      Exercise Upon Change in Control.............................         7

11.      Amendment or Termination of the Plan........................         8

12.      Rights......................................................         9

13.      Indemnification of Board....................................         9

14.      Application of Funds........................................         9

15.      Shareholder Approval........................................         9

16.      No Obligation to Exercise Option............................         9

17.      Termination of Plan.........................................        10

18.      Governing Law...............................................        10

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                           SELECT MEDICAL CORPORATION

                              AMENDED AND RESTATED
                        2002 NON-EMPLOYEE DIRECTORS' PLAN

                  WHEREAS, Select Medical Corporation, a Delaware corporation, (the "Company") desires to award nonqualified stock options to those of its directors who are not also employees;

                  NOW, THEREFORE, originally effective as of February 12, 2002, the Amended and Restated 2002 Non-Employee Directors' Plan is hereby amended and restated as of April 11, 2002 the under the following terms and conditions:

         1. Purpose. The Amended and Restated 2002 Non-Employee Directors' Plan (the "Plan") is intended to provide a means whereby the Company may, through the grant of nonqualified stock options (the "Options" or "NQSO's") to purchase shares of common stock, par value $0.01 per share, of the Company ("Common Stock") to those of the Company's directors who are not also employees ("Non-Employee Directors") of the Company or a "Related Corporation" (as defined below) attract and retain such Non-Employee Directors and motivate each of them to exercise his or her best efforts.

           The term "Related Corporation" shall mean any of the following:

           (a) A subsidiary corporation of the Company as defined in Section 424(f) of the Code;

           (b) A parent corporation of the Company, as defined in Section 424(e) of the Code; or

           (c) Any trade or business (whether or not incorporated) which is directly or indirectly owned 50 percent or more by the Company or is directly or indirectly controlled by the Company.

         2. Administration.

           (a) The Plan shall be administered by the Company's Board of Directors (the "Board").

         The Board shall have full authority, subject to the terms of the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options in accordance with the Plan. The Board may correct any defect, supply any omission, and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Board may also, in its discretion, (i) cancel an Option and grant a new Option to replace the cancelled Option, or (ii) pay the Non-Employee Director an amount equal to the excess of the fair market value of the Common Stock on the date of cancellation over the exercise price of Options which are exercisable at that time. However, if the Board adjusts the price of an Option or replaces an Option, the resulting Option shall be treated as a new Option granted on the date of such change or replacement and shall comply with the terms of the Plan as such.

                  The Board also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders and all Non-Employee Directors, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.

            No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         3. Eligibility. The persons who shall be eligible to receive Options in the form of NQSOs under the Plan shall be the Non-Employee Directors. More than one Option may be granted to a Non-Employee Director under the Plan. A Non-Employee Director who has been granted an Option under the Plan shall hereinafter be referred to as an "Optionee."

         4. Stock. Subject to the adjustments as provided below, at any given time, Options may be granted under the Plan to purchase a maximum of 250,000 shares of Common Stock. Upon the exercise of an Option, the number of shares of Common Stock underlying that Option shall be added to the total amount of shares available for grant under the Plan. Additionally, after any Option granted under the Plan expires or otherwise terminates for any reason whatsoever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option.

             Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         5. Granting of Options. The Board may from time to time grant Options to each current Non-Employee Director in such amount as the Board in its discretion shall determine.

         6. Terms and Conditions of Options. Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan, as the Board shall deem desirable. Moreover, the Board may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Board, are fulfilled.

           (a) Price. The Option price shall be 100 percent of the fair market value of such optioned shares, as determined by the Board at the time the NQSO is granted.

           The fair market value of a share of Common Stock shall mean (i) the average of the closing prices of the sales of the class of Common Stock on all securities exchanges on which such Common Stock may at the time be listed, or
(ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day such Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or (iv) if on any day such Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization. If at any time such Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair market value shall be the fair value of such Common Stock as determined in good faith by the Board.

           (b) Term of the NQSOs. Subject to earlier termination as provided in subsections (d), (e), and (f) below, the term of each NQSO shall not be more than 10 years from the date of grant.

           (c) Exercise. Options shall be exercisable in such installments, upon fulfillment of such other conditions and on such dates as the Board may specify.

             Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the



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
Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder may be forfeited at the Company's discretion.

         The Option price shall be payable if the Board in its discretion so determines at or prior to the time of exercise:

                  (1) in cash or its equivalent;

                  (2) in shares of Common Stock previously acquired by the Optionee; provided that if such shares of Common Stock were acquired through the exercise of an NQSO and are used to pay the Option price, such shares have been held by the Optionee for a period of more than one year on the date of exercise;

                  (3) in shares of Common Stock newly acquired by the Optionee upon exercise of such Option;

                  (4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

                  (5) if the Board so determines at or after the date of grant of the Option, and if the Optionee thereafter so requests, (i) the Company will loan the Optionee the money required to pay the exercise price of the Option;
(ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee's personal negotiable demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under Section 7872 of the Code, with a pledge of the Common Stock acquired upon exercise (unless the Board, at the time of grant, chooses to waive the pledge requirement), and including such other terms as the Board may prescribe; or

                  (6) in any combination of (1), (2), (3), (4), and (5) above.

         In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under subsection (b) above, but as of the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

         (d) Termination of Service. If an Optionee's service as a director of the Company or a Related Corporation is terminated by any such party prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Board, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated expiration date determined by the Board, in its discretion, and set forth in the Option Agreement; except that, such accelerated expiration date shall not be earlier than the date of the Optionee's termination of service.

         (e) Exercise upon Disability of Optionee. If a Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his or her service for the Company or a Related Corporation and, prior to the expiration date fixed for his or her Option, his or her service is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Board, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Board, in its discretion, and set forth in the Option Agreement; except that, such accelerated termination date shall not be earlier than the date of the Optionee's termination of service by reason of disability. In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

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

                  (f) Exercise upon Death of Optionee. If an Optionee dies during his service for the Company or a Related Corporation, and prior to the expiration date fixed for his or her Option, or if an Optionee whose service is terminated for any reason, dies following his or her termination of service but prior to the earliest of (i) the expiration date fixed for his or her Option or
(ii) the expiration of the period determined under subsections (d) and (e) above, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Board, by the Optionee's estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of
(i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Board, in its discretion, and set forth in the Option Agreement; except that, such accelerated termination date shall not be earlier than one year, nor later than three years, after the date of death.

                  (g) Extension of Accelerated Expiration Date. The Board, in its discretion, shall have the authority to extend any accelerated expiration date otherwise fixed under subsection (d), (e), or (f) above; provided the Optionee or the Optionee's estate, personal representative, or beneficiary consents to such extension.

                  (h) Non-Transferability. No NQSO shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution, and (subject to the preceding clause) during the lifetime of the Optionee, shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

                  (i) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to the Optionee for such shares.

                  (j) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Board. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

         7. Option Agreements -- Other Provisions. Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Board shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan, as the Board shall deem advisable. Each Optionee shall enter into, and be bound by, an Option Agreement in connection with the grant of an Option.

         8. Capital Adjustments. The number of shares which may be issued under the Plan as stated in Section 4 hereof and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Board, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Board shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

         9. Certain Corporate Transactions. In the event (1) the Company is consolidated with or otherwise combined with or acquired by a person or entity,
(2) of a merger of the Company with or into another corporation, (3) of the sale of substantially all of the assets of the Company or (4) of a divisive reorganization, liquidation or partial liquidation of the Company, including any transaction described in (1) through (4) that constitutes a Change in Control as defined in Section 11, the Company, at the election of the Board, may take no action or may take any of the following actions:

            (a) make all outstanding Options that are not otherwise automatically vested by Section 11, immediately vested and exercisable;

            (b) terminate all Options immediately prior to the date of any such transaction, provided that the Optionee shall have been given at least seven days written notice of such transaction and of the Company's intention to cancel all unexercised Options;


            (c) cancel all unexercised Options in exchange for a payment in cash of an amount equal to the value of such Options.

            (d) require that the Options be assumed by the successor corporation or that stock options of the successor corporation with equivalent value be substituted for such Options; or

            (e) take such other action as the Board shall determine to be reasonable under the circumstances to permit the Optionee to realize the value of the Optionee's Options.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options, shall be determined in good faith by the Board in its sole discretion. Any adjustment may provide for the elimination of fractional shares. In taking any action described above, the Board may in its discretion determine that the value of a Option equals the excess of the fair market value of the consideration to be received in the merger, consolidation, combination, acquisition or reorganization had such Option been exercised immediately prior thereto, over the Option exercise price of such Option.

         10. Exercise Upon Change in Control

            (a) Notwithstanding any provision of this Plan, all outstanding Options shall become fully vested and exercisable upon a Change in Control.

            (b) "Change in Control" shall be deemed to have taken place if:

                 (1) any person, including a group but excluding the Company or any stockholder of the Company as of October 13, 2000, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company other than by acquiring such shares directly from the Company;

                 (2) there occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or sale of assets, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; or

                 (3) during any period of two consecutive calendar years beginning after the date of the initial public offering of the Common Stock, members of the Incumbent Board cease for any reason to constitute a majority of the Board; for this purpose, the "Incumbent Board" shall consist of the individuals who at the beginning of such period constitute the entire Board and any new director -- other than a director (i) designated or nominated by, or affiliated with, a person who has entered into an agreement with the Company to effect a transaction described in (2) above, or (ii) who initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest -- whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

         11. Amendment or Termination of the Plan

             (a) In General. The Board, pursuant to a written resolution, from time to time may suspend or terminate the Plan or amend it, and the Board may amend any outstanding Options in any respect whatsoever; except that no amendment may be made which would require shareholder approval pursuant to Treas. Reg. Section 1.162-27(e)(4)(vi) or any successor thereto without the approval of the shareholders (given in the manner set forth in subsection (b) below.

             Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

              (b) Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and must be effected --

                 (1) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting or by a duly executed written consent); or

                 (2) by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

         12. Rights. Neither the adoption of the Plan nor any action of the Board or the Board shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Board shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement. Notwithstanding any provisions of the Plan or the Option Agreement with an Optionee, the Company and any Related Corporation shall have the right, in its discretion but subject to any contract or service agreement entered into with the Optionee, to retire the Optionee at any time pursuant to its retirement rules or otherwise to terminate an Optionee's service at any time for any reason whatsoever.

         13. Indemnification of Board. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board greater rights than they would have under the Company's by-laws or the Delaware General Corporation Law.

         14. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option shall become treasury stock.

         15. Shareholder Approval. This Plan shall become effective on February 12, 2002 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders, in the manner described in
Section 12(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

         16. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

         17. Termination of Plan. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on February 11, 2012, which date is within 10 years after the date the Plan was adopted by the Board, (or the date the Plan was approved by the shareholders of the Company, whichever is earlier), and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

         18. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, and Options granted thereunder.


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